UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                            FORM 8-K

                         CURRENT REPORT
                Pursuant to Section 13 or 15(d)
             of the Securities Exchange Act of 1934

                 Date of Report:  July 19, 1996

                  VALLEY FINANCIAL CORPORATION


     VIRGINIA            33-77568            54-1702380
   (State of            (Commission        (IRS Employer
    Incorporation)       File Number)       Identification No.)


                     36 Church Avenue, S.W.
                     Roanoke, Virginia 24011
            (Address of principal executive offices)

                         (540) 342-2265
        (Issuer's telephone number, including area code)


Item 5. Other Events.

     Valley Financial Corporation (the "Company"), the holding company for Roanoke, VA-based Valley Bank (the "Bank"), previously announced on June 21, 1996, the resignation of Guy W. Byrd, Jr. as a director, President and Chief Executive Officer of the Company and the Bank. Since that time, the Company has identified the extent of its severance obligation to Mr. Byrd.

     Pursuant to an Employment Agreement between Mr. Byrd and the Company dated April 8, 1994 (the "Agreement"), the Company is obligated to pay to Mr. Byrd his base salary in effect at the time of the termination of his employment through the remaining term of the Agreement. Payments to Mr. Byrd pursuant to the Agreement will total approximately $340,000 through January 31, 1999, the remaining term of the Agreement. The Company will recognize approximately $312,000 as an expense in the second quarter of 1996, representing the estimated present value of these future payments.

     The Company's common stock is traded over the counter under the symbol VYFC.


                           SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VALLEY FINANCIAL CORPORATION



Date:  July 19, 1996           /s/ A. Wayne Lewis
                              A. Wayne Lewis
                              Executive Vice President